NOTICE OF ANNUAL AND SPECIAL GENERAL MEETING OF MEMBERS

TAKE NOTICE that the 2003 Annual and Special General Meeting (the "Meeting") of the Members of Miranda Diamond Corp. (the "Company") will be held at 1650 – 999 West Hastings Street, Vancouver, British Columbia, on the 31st day of January 2003 at 10:30 a.m. for the following purposes:

1.	To receive the Report of the Directors.

2.	To receive the Audited Financial Statements of the Company for the fiscal period ending August 31, 2002, together with the Auditor's Report thereon.

3.	To appoint the Auditor for the Company, and to authorize the Directors to fix the remuneration to be paid to the Auditor.

4.	To fix the number of Directors at four.

5.	To elect Directors for the ensuing year.

6.	To authorize the Directors to amend the exercise price of stock options previously granted or to be granted to insiders upon such terms as may be acceptable to the TSX Venture Exchange.

7.	To consider, and if thought fit, to adopt a Stock Option Plan as more particularly set out in the Information Circular.

8.	To consider, and if thought fit, to pass a Special Resolution changing the name of the Company as more particularly set out in the Information Circular.

9.	To transact such other business as may be brought before the Meeting.

A Member entitled to attend and vote at the Meeting is entitled to appoint a proxy to attend and vote in his stead. If you are unable to attend the Meeting in person, please read the Notes accompanying the Instrument of Proxy enclosed and then complete and return the Proxy within the time set out in the Notes. As set out in the Notes, the enclosed Instrument of Proxy is solicited by Management, but you may amend it, if you so desire, by striking out the names listed therein and inserting in the space provided the name of the person you wish to represent you at the Meeting.

DATED at Vancouver, British Columbia, this 11th day of December 2002.

BY ORDER OF THE BOARD

"Dennis Higgs"
President

INFORMATION CIRCULAR

OF

MIRANDA DIAMOND CORP.

FOR THE ANNUAL AND SPECIAL GENERAL MEETING OF MEMBERS

This information is given as of December 11, 2002

I.             SOLICITATION OF PROXIES

This Information Circular is furnished in connection with the solicitation of proxies by the Management of Miranda Diamond Corp. (the "Company") for use at the Annual and Special General Meeting (the "Meeting") of the Members of the Company, to be held at the time and place and for the purposes set forth in the accompanying Notice of Meeting and at any adjournment thereof.

II.            PERSONS OR COMPANIES MAKING THE SOLICITATION

The enclosed Instrument of Proxy is solicited by Management. Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company may reimburse Members' nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining authorization from their principals to execute the Instrument of Proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Company. None of the Directors of the Company have advised that they intend to oppose any action intended to be taken by Management as set forth in this Information Circular.

III.           APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the accompanying Instrument of Proxy are Directors or Officers of the Company. A Member has the right to appoint a person to attend and act for him on his behalf at the Meeting other than the persons named in the enclosed Instrument of Proxy. To exercise this right, a Member shall strike out the names of the persons named in the Instrument of Proxy and insert the name of his nominee in the blank space provided, or complete another Instrument of Proxy. The completed Instrument of Proxy should be deposited with the Company's Registrar and Transfer Agent, Pacific Corporate Trust Company at 10th Floor - 625 Howe Street, Vancouver, British Columbia, V6C 3B8 at least 48 hours before the time of the Meeting or any adjournment thereof, excluding Saturdays and holidays.

The Instrument of Proxy must be dated and be signed by the Member or by his Attorney in writing, or, if the Member is a corporation, it must either be under its common seal or signed by a duly authorized officer.

In addition to revocation in any other manner permitted by law, a Member may revoke a Proxy either by (a) signing a Proxy bearing a later date and depositing it at the place and within the time aforesaid, or (b) signing and dating a written notice of revocation (in the same manner as the Instrument of Proxy is required to be executed as set out in the notes to the Instrument of Proxy) and either depositing it at the place and within the time aforesaid or with the Chairman of the Meeting on the day of the Meeting or on the day of any adjournment thereof, or (c) registering with the Scrutineer at the Meeting as a Member present in person, whereupon such Proxy shall be deemed to have been revoked.

NON-REGISTERED HOLDERS

Only registered shareholders or duly appointed proxyholders are permitted to vote at the Meeting. Most shareholders of the Company are “non-registered shareholders” because the Shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the Shares. More particularly, a person is not a registered shareholder in respect of Shares which are held on behalf of that person (the “Non-Registered Holder”) but which are registered either: (a) in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with in respect of the Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSP’s, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited (“CDS”)) of which the Intermediary is a participant. In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Company has distributed copies of the Notice of Meeting, this Information Circular and the Proxy (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive Meeting Materials will either:

(a)
be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise not completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Holder when submitting the proxy. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deliver it to Pacific Corporate Trust Company as provided above; or

(b)
more typically, be given a voting instruction form which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “proxy authorization form”) which the Intermediary must follow. Typically, the proxy authorization form will consist of a one page pre-printed form. Sometimes, instead of the one page pre-printed form, the proxy authorization form will consist of a regular printed proxy form accompanied by a page of instructions, which contains a removable label containing a bar code and other information. In order for the form of proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Shares, which they beneficially own. Should a Non-Registered Holder who receives one of the above forms wish to vote at the meeting in person, the Non-Registered Holder should strike out the names of the Management Proxyholders and insert the Non-Registered Holder’s name in the blank space provided. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or proxy authorization form is to be delivered.

A revocation of a Proxy does not affect any matter on which a vote has been taken prior to the revocation.

IV.           VOTING OF SHARES AND EXERCISE OF DISCRETION OF PROXIES

On any poll, the persons named in the enclosed Instrument of Proxy will vote the shares in respect of which they are appointed and, where directions are given by the Member in respect of voting for or against any resolution, will do so in accordance with such direction.

In the absence of any direction in the Instrument of Proxy, it is intended that such shares will be voted in favour of the motions proposed to be made at the Meeting as stated under the headings in this Information Circular. The Instrument of Proxy enclosed, when properly signed, confers discretionary authority with respect to amendments or variations to any matters which may properly be brought before the Meeting. The enclosed Instrument of Proxy does not confer authority to vote for the election of any person as a Director of the Company other than for those persons named in this Information Circular. At the time of printing of this Information Circular, the Management of the Company is not aware that any such amendments, variations or other matters are to be presented for action at the Meeting. However, if any other matters which are not now known to the Management should properly come before the Meeting, the Proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the nominee.

V.            VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

On December 11, 2002, 5,256,760 common shares without par value were issued and outstanding, each share carrying the right to one vote. At a General Meeting of the Company, on a show of hands, every Member present in person shall have one vote and, on a poll, every Member shall have one vote for each share of which he is the holder.

Only Members of record on the close of business on December 16, 2002 who either personally attend the Meeting or who complete and deliver an Instrument of Proxy in the manner and subject to the provisions set out under the heading "Appointment and Revocation of Proxies" will be entitled to have his or her shares voted at the Meeting or any adjournment thereof.

To the knowledge of the Directors and Senior Officers of the Company, the following Shareholders beneficially own directly or indirectly shares carrying more than 10% of the voting rights attached to all shares of the Company:

Name	Number of Shares	Percentage of Issued and Outstanding
Dennis Higgs	907,520	17.26%
Darcy Higgs *	202,980	3.86%

*In addition, Darcy Higgs beneficially owns or exercises control or direction over a total of 462,500 special warrants of the Company. On or before January 8, 2003, each special warrant will be converted without further consideration into one common share and one share purchase warrant entitling the holder to purchase an additional common share at the price of $0.12, exercisable on or before January 7, 2004. With the conversion of the special warrants Darcy Higgs would beneficially own 11.6% of the issued and outstanding shares.

The above information was provided by Management of the Company and the Registrar and Transfer Agent of the Company as of December 11, 2002.

VI.           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as disclosed elsewhere in this Information Circular, none of the Directors or Senior Officers of the Company, no proposed nominee for election as a Director of the Company, none of the persons who have been Directors or Senior Officers of the Company since the commencement of the Company's last completed financial year and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

VII.           INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

Other than as set out below or elsewhere in this Information Circular, no insider, no proposed nominee for election as a Director of the Company and no associate or affiliate of any such insider or proposed nominee, has any material interest, direct or indirect, in any material transaction since the commencement of the Company's last financial year or in any proposed transaction, which, in either case, has materially affected or will materially affect the Company.

A. Related Party Transactions

The Company was involved in the following related party transactions:

The Company retains Ubex Capital Inc. ("Ubex") to provide management services under a Management Services Agreement dated May 4, 1993. Under the agreement, Ubex has received the sum of $2,500 per month since May 1993, the sum of $3,000 per month since July 2001, and the sum of $5,000 per month since August, 2002, which amount may be increased by agreement between the parties, subject to the approval of the TSX Venture Exchange. The term of the agreement is month-to-month and may be terminated by either party on 30 days' written notice. Ubex is wholly owned by Dennis L. Higgs, the President, CEO, CFO and a director of the Company.

Steve Ristorcelli, a director of the Company, purchased 20,000 units pursuant to a private placement that closed on November 8, 2002. Each unit consists of one common share in the capital stock of the Company and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one common share of the Company at a price of $0.24 for two years.

During the year, the Company paid $102,377 to companies controlled by directors for rent, telephone, secretarial and office services.

During the year, the company acquired six diamond mineral properties from a director, companies controlled by a director, and a company controlled by a person related to this same director.

VIII.         STATEMENT OF EXECUTIVE COMPENSATION

A.      Executive Officers of the Company

For the purposes of this Information Circular, "executive officer" and "named executive officer" of the Company have the meanings given to them in BC Form 51-904F of the Securities Act (British Columbia). The term "SAR" used herein refers to Stock Appreciation Rights for the period September 1, 2001 to August 31, 2002.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation			Long Term Compensation			All Other Compen -sation
		Salary ($)	Bonus ($)	Other Annual Compen -sation ($)(1)	Awards		Payouts
					Securities Under Options/ SARs Granted (#)	Restricted Shares or Restricted Share Units ($)	LTIP Payouts ($)
Dennis L. Higgs President	2002 2001 2000	Nil Nil Nil	Nil Nil Nil	(2) (2) (2)	140,000 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1)	Perquisites and other personal benefits do not exceed the lesser of $50,000 and 10% of the total of the annual salary and bonus for any of the named executive officers.

(2)
The Company has paid Ubex Capital Inc. the sum of $2,500 per month since May 1993, the sum of $3,000 since July, 2001 and was increased to $5,000 per month effective August 2002 for management services to the Company. Ubex Capital Inc. is wholly owned by Dennis Higgs, the President, CEO, CFO and director of the Company.

During the most recently completed financial year ended, the Company did not make any long-term incentive plan awards to its Directors, officers or employees.

During the most recently completed financial year ended August 31, 2002, the Company did not have a pension plan for its Directors, officers or employees.

B.      Directors of the Company

Other than as set forth above under "Related Party Transactions", none of the Directors of the Company have received any cash compensation, directly or indirectly, for their services rendered in their capacity as Directors of the Company during the most recently completed financial year of the Company. The Company does not have any non-cash compensation plans for its Directors and it does not propose to pay or distribute any non-cash compensation during the current financial year.

C.      Options to Purchase Securities

During the Company's completed financial year ended August 31, 2002, the Company granted stock options to Directors or Officers as follows:

Number, Price and Expiry
Date of Incentive Stock
Name	Position	Date of Grant	Options

Dennis Higgs	Director	December 14, 2001	140,000 @ $0.14 for five years
Aileen Lloyd	Director	December 14, 2001	129,000 @ $0.14 for five years
John McCutcheon	Director	December 14, 2001	40,000 @ $0.14 for five years
Steve Ristorcelli	Director	December 14, 2001	40,000 @ $0.14 for five years
Douglas Higgs	Officer	December 14, 2001	20,000 @ $0.14 for five years

Subsequent to the Company's completed financial year ended August 31, 2002, the Company granted stock options to Directors or Officers as follows:

Number, Price and Expiry
Date of Incentive Stock
Name	Position	Date of Grant	Options

Dennis Higgs	Director	September 16, 2002	10,000 @ $0.20 for five years
Aileen Lloyd	Director	September 16, 2002	40,000 @ $0.20 for five years
John McCutcheon	Director	September 16, 2002	10,000 @ $0.20 for five years
Steve Ristorcelli	Director	September 16, 2002	80,000 @ $0.20 for five years
Clive De Larrabeiti	Officer	September 16, 2002	150,000 @ $0.20 for five years

During the Company's completed financial year ended August 31, 2002, there were no stock options exercised by Directors or Officers.

During the Company's completed financial year ended August 31, 2002, there were no SAR's and/or stock option re-pricings.

IX.            INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

None of the Directors or Senior Officers of the Company or any associates or affiliates of the Company, are or have been indebted to the Company at any time since the beginning of the last completed financial year of the Company.

X.              PARTICULARS OF MATTERS TO BE ACTED UPON

A.       Election of Directors

The persons named in the enclosed Instrument of Proxy intend to vote in favour of fixing the number of Directors at four (4). Although Management is only nominating four (4) individuals to stand for election, the names of further nominees for Directors may come from the floor at the Meeting. Advance Notice of the Annual General Meeting was published pursuant to section 111 of the Company Act (British Columbia) in The Vancouver Province on November 22, 2002 and no nominations for Directors were received from the Members of the Company.

Each Director of the Company is elected annually and holds office until the next Annual General Meeting of the Members unless that person ceases to be a Director before then. In the absence of instructions to the contrary, the shares represented by Proxy will, on a poll, be voted for the nominees herein listed. Management does not contemplate that any of the nominees will be unable to serve as a Director.

The following table sets out the names of the persons to be nominated for election as Directors, the positions and offices which they presently hold with the Company, their respective principal occupations or employments during the past five years if such nominee is not presently an elected Director and the number of shares of the Company which each beneficially owns, directly or indirectly, or over which control or direction is exercised as of the date of this Information Circular:

Name and Residence of Proposed Directors and Present Offices Held	Principal Occupation	Number of Shares
Dennis Higgs* Vancouver, BC Director, President, Chief Executive Officer, Chief Financial Officer	President, Chief Executive Officer and Chief Financial Officer of the Company; President, Senate Capital Group Inc., a private venture capital company.	310,800(1) 596,720(2)
John O. McCutcheon* Vancouver, BC Director	Chairman and Director, Zargon Oil & Gas Ltd., an oil and gas company. Chairman, Xenex Laboratories Inc., a pharmaceutical chemicals supplier.	10,000(1) 112,000(2)
Aileen Lloyd* North Vancouver, BC Director	Executive Assistant, Senate Capital Group Inc., a private venture capital company.	247,500(1) 600(2)
Steve Ristorcelli Gardnerville, Nevada Director	Principal Geologist, Mine Development Associates, a mine engineering company.	105,700(1)

(1) These are common shares which are held directly.
(2) These are common shares which are held indirectly.

The above information was provided by Management of the Company.

Dennis Higgs was appointed to the Board of Directors on May 4, 1993. John O. McCutcheon and Aileen Lloyd were appointed to the Board on November 1, 1993. Steve Ristorcelli was appointed to the Board on February 20, 1995.

*Pursuant to the provisions of the Company Act (British Columbia), the Company is required to have an Audit Committee which, at the present time, is comprised of Dennis Higgs, Aileen Lloyd and John McCutcheon.

B.       Appointment of Auditor

The persons named in the enclosed Instrument of Proxy will vote for the appointment of Morgan & Company, Chartered Accountants, of 1488 - 700 West Georgia Street, Vancouver, BC, V7Y 1A1, as Auditor of the Company for the ensuing year, until the close of the next Annual General Meeting of the Members at a remuneration to be fixed by the Directors. Morgan & Company, Chartered Accountants were appointed to the position of Auditor of the Company on November 23, 1993.

C.       Stock Options

At the meeting, the members of the Company will be asked to authorize the directors to amend the exercise price of incentive stock options previously granted to Insiders upon such terms as may be acceptable to the TSX Venture Exchange.

The term "insiders" is defined in the Securities Act (British Columbia) and generally includes directors, senior officers, the five highest paid employees and holders of greater than 10% of the voting securities of the Company and its subsidiaries.

Shareholder approval is required by the policies of the TSX Venture Exchange ("TSX") if a listed company wishes to decrease the exercise price of incentive stock options previously granted to insiders. The minimum exercise price permitted by the TSX is the "Discounted Market Price" which in summary is the market price at the time of an amendment, less the following discounts: for a market price up to $0.50, less 25%; for a market price between $0.51 and $2.00, less 20% and above $2.00, less 15%.

The policies of the TSX require approval by "disinterested-vote" which means that the amendment must be approved by a majority of the votes cast by shareholders voting at the meeting, excluding votes attaching to shares beneficially owned by Insiders who hold options and their associates.

D.       Stock Option Plan

The persons named in the enclosed Instrument of Proxy will vote to approve a resolution concerning the establishment of a stock option plan to be known as the Miranda Stock Option Plan (the "Plan").

The policies of the TSX require approval by "disinterested-vote" which means that the resolution must be approved by a majority of the votes cast by shareholders voting at the meeting, excluding votes attaching to shares beneficially owned by Insiders who hold options and their associates.

The policies of the TSX require listed companies to establish stock option plans.

Management of the Company considers it desirable and in the best interests of the Company to establish the Plan for the granting of future stock options to directors, officers, employees and consultants.

The maximum number of shares which the policies of the TSX will permit to be issued under the Plan is 20% of the Company's issued and outstanding shares which, at this time, is 5,256,760 common shares. However, the TSX policies permit the Company to include in this calculation certain shares which will be issuable upon completion of pending transactions. A total of 1,472,500 common shares will be issued on or before January 8, 2003 upon conversion of previously issued Special Warrants. In addition, up to 300,000 common shares may be issued upon the closing of a private placement announced by the Company on December 17, 2002. The total number of shares to be included for the purposes of calculation of the maximum number of shares reserved for issuance under the Plan will therefore be 7,029,260 common shares, 20% of which is 1,405,852 common shares. If the private placement does not close, or does not close in its entirety, the number of shares will be adjusted downward.

If adopted, the pertinent terms and conditions of the Plan are as follows:

(a)
The purpose of the Plan is to encourage common stock ownership in the Company by directors, officers, employees and consultants of the Company, and to reward those parties for advancing the interests of the Company;

(b)	The Plan will be administered by the Board of Directors of the Company who will have the full authority and sole discretion to grant options under the Plan to any eligible party, including themselves;

(c)
The aggregate number of shares that may be reserved for issuance under the Plan will be a fixed number and, in any event, will not exceed, together with all existing outstanding stock options and shares reserved for issuance under any other stock option plans, 20% of the Company’s issued and outstanding share capital from time to time;

(d)	The aggregate number of shares issuable pursuant to the Plan for the ensuing year shall not exceed 1,405,852;

(e)
The exercise price of options granted under the Plan will be set by the Board of Directors at the time of grant and will not be less than the Discounted Market Price of the Company’s shares as set out in the policies of the TSX;

(f)	The full purchase price of common shares purchased under the Plan shall be paid in cash upon the exercise thereof;

(g)	Options may be granted under the Plan exercisable over a period not exceeding five years;

(h)	Options may only be exercised while the optionee is a director, officer, employee or consultant to the Company, or within a maximum period of 90 days after ceasing to be so;

(i)
Notwithstanding item (h), an optionee’s heirs or administrators shall have one year from the death of the optionee in which to exercise any portion of options outstanding at the time of death of the optionee;

(j)	The options shall not be assignable or transferable by an optionee;

(k)
The obligation of the Company to issue and deliver common shares under the Plan will be subject to any approvals which may be required from any regulatory authority or stock exchange having jurisdiction over the securities of the Company; and

(l)	The Board of Directors may from time to time, subject to regulatory approval, amend or revise the terms of the Plan.

The policies of the TSX provide that where a stock option plan, together with any other share compensation arrangements, could result, at any time, in the number of shares reserved for issuance pursuant to the plan exceeding 10% of the outstanding issue or the issuance within a one-year period of a number of shares exceeding 10% of the outstanding issue, approval of the plan by the Company’s shareholders is required.

If the Plan is not adopted, options will be granted and amended from time to time, subject to TSX approval in each instance.

The policies of the TSX further provide that if a stock option plan, together with any other share compensation arrangements, could result, at any time, in:

(i)	the number of shares reserved for issuance pursuant to stock options granted to insiders exceeding 10% of the outstanding issue;

(ii)	the issuance to insiders, within a one-year period, of a number of shares exceeding 10% of the outstanding issue; or

(iii)	the issuance to any one insider and such insider’s associates, within a one-year period, of a number of shares exceeding 5% of the outstanding issue,

then the stock option plan must be approved by a majority of the votes cast by disinterested shareholders at a shareholders’ meeting (See definition of "Disinterested Shareholders" above). As the Plan will not set out any restrictions in respect to issuances to insiders or their associates, the approval of disinterested shareholders is required.

Accordingly, the disinterested shareholders of the Company will be asked at the Meeting to pass an Ordinary Resolution, the text of which will be in substantially the form as follows:

"BE IT RESOLVED that the establishment of the Plan as set forth in the Information Circular be approved and that the Board of Directors of the Company be authorized in their absolute discretion to establish the Plan and administer the Plan in accordance with its terms and conditions. The maximum number of common shares of the Company reserved for issuance under the Plan during the first year shall be 1,405,852."

E.       Change of Corporate Name

Management is requesting shareholder approval to a change in the name of the Company to more closely reflect its business direction. In this regard, management proposes "Miranda Resources Inc." as the new name of the Company.

The Special Resolution which will be presented to the Members with respect to the foregoing is as follows:

"BE IT RESOLVED, as a Special Resolution, that:

1.
the Memorandum of the Company be altered by changing the name of the Company from "Miranda Diamond Corp." to "Miranda Resources Inc.", or such other name as may be approved by the TSX Venture Exchange and the Registrar of Companies; and

2.
the Memorandum of the Company be in the form of Schedule "A" attached hereto so that the Memorandum of the Company as altered shall at the time of filing comply with the Company Act (British Columbia)."

Management knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting. Should any other matters properly come before the Meeting, the shares represented by the Instrument of Proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting by proxy.

The Company is a reporting issuer in Alberta due to its listing on the TSX. The following is required by the Securities Rules (Alberta):

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

IT IS AN OFFENCE UNDER THE SECURITIES ACT AND THE ALBERTA SECURITIES COMMISSION RULES FOR A PERSON OR COMPANY TO MAKE A STATEMENT IN A DOCUMENT REQUIRED TO BE FILED OR FURNISHED UNDER THE ACT OR THE RULES THAT AT THE TIME AND IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH IT IS MADE, IS A MISREPRESENTATION.

DATED at Vancouver, British Columbia, this 11th day of December 2002.

BY ORDER OF THE BOARD
"Dennis Higgs"
President

Proxy

__________________________

2003 ANNUAL AND SPECIAL GENERAL MEETING OF SHAREHOLDERS OF

MIRANDA DIAMOND CORP.
(Name of Company)

TO BE HELD AT     1650 – 999 West Hastings Street, Vancouver, British Columbia
(Location of Meeting)

ON            Friday,                January 31, 2003,    AT                 10:30 A.M.
(Day of week) (Month/day) (Year)                   (Time of Meeting)

The undersigned member (“Registered Shareholder”) of the Company hereby appoints, Dennis Higgs, President and a Director of the Company,
or failing this person, Aileen Lloyd, a Director of the Company, or in the place of the foregoing, ____________________________________ (print the name), as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the aforesaid meeting of the Registered Shareholders of the Company (the “Meeting”) and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the securities of the Company recorded in the name of the Registered Shareholder as specified herein.

The undersigned Registered Shareholder hereby revokes any proxy previously given to attend and vote at said Meeting.

REGISTERED HOLDER SIGN HERE: ______________________________________

DATE SIGNED: ___________________________

Resolutions (For full details of each item, please see the enclosed Notice of Meeting and Information Circular)

	For	Against	Withhold
1. Appointment of Morgan & Company as auditor of the Company		N/A
2. To authorize the Directors to fix the Auditor's remuneration			N/A
3. To determine the number of Directors at 4			N/A
4. To elect as Director, Dennis Higgs		N/A
5. To elect as Director, John O. McCutcheon		N/A
6. To elect as Director, Aileen Lloyd		N/A
7. To elect as Director, Steve Ristorcelli		N/A
8. To amend the exercise price of insider stock options			N/A
9. To establish a stock option plan			N/A
10. To pass a Special Resolution changing the name of the Company			N/A
11. To grant the proxyholder authority to vote at his/her discretion on any other business or amendment or variation to the previous resolutions		N/A

THIS PROXY MUST BE SIGNED AND DATED.

SEE IMPORTANT INSTRUCTIONS ON REVERSE.

INSTRUCTIONS FOR COMPLETION OF PROXY

1.	This Proxy is solicited by the Management of the Company.

2.
This form of proxy (“Instrument of Proxy”) must be signed by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3.
If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by Pacific Corporate Trust Company.

4.	A Registered Shareholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the scrutineers before the Meeting begins.

5.

A Registered Shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do the following:

(a)        appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote the resolution as if the Registered Shareholder had specified an affirmative vote;

OR

(b)        appoint another proxyholder, who need not be a Registered Shareholder of the Company, to vote according to the Registered Shareholder’s instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the meeting in the space provided for an alternate proxyholder. If no choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.

6.
The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, if so authorized by this Instrument of Proxy, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

7.
If a Registered Shareholder has submitted an Instrument of Proxy, the Registered Shareholder may still attend the Meeting and may vote in person. To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

To be represented at the Meeting, voting instructions must be DEPOSITED at the office of "PACIFIC CORPORATE TRUST COMPANY" no later than forty eight ("48") hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof.

The mailing address of Pacific Corporate Trust Company is 10th Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8, and its fax number is (604) 689-8144.

Telephone voting can be completed at 1-888-Tel-Vote (1-888-835-8683) and Internet voting at http://www.stocktronics.com/webvote